Exhibit 10.2

COLLABORATION AGREEMENT

THIS COLLABORATION AGREEMENT (the “Agreement” or this “Collaboration Agreement”), is made and entered into as of this April 7, 2017, by and between MSNI (M) Sdn Bhd (hereinafter “MSNI”), a Malaysia corporation, with a registered office located at 100.3.041, 129 Offices, Block J, Jaya One, No. 72A, Jalan Universiti, 46200 Petaling Jaya, Selangor, and Monspacemall Sdn Bhd (hereinafter “MSMSB”) , a Malaysia corporation, with a registered office located at The Earth @ Bukit Jalil, Bumi Bukit Jalil, Lebuhraya Puchong-Sg. Besi, 57000 Kuala Lumpur, Malaysia.

WHEREAS, “MSNI” is in the business of e-commerce and information technology, and

WHEREAS, “MSMSB” is in the business of operating an e-commerce platform, and

WHEREAS, the parties desire to establish between them a collaboration in order to collaborate in the rapid growth of the e-commerce business.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and commitments set forth herein, the parties hereto agree as follows:

1. FORMATION

The collaboration formed by this Agreement (the “Collaboration”) will conduct its business under the name “monspacemall.com”, and will have its business address at The Earth @ Bukit Jalil, Bumi Bukit Jalil, Lebuhraya Puchong-Sg. Besi, 57000 Kuala Lumpur, Malaysia. The Collaboration shall be considered a collaboration between the Parties in all respects, and in no event shall this Agreement be construed to create a partnership or any other fiduciary relationship between the Parties.

2. CONTRIBUTIONS

The Parties hereto shall each contribute the following-:

1. MSNI’s Contribution: The initial consumer database up to a maximum of 500,000 persons.

2. MSMSB’s Contribution: The management and operation of the e-commerce engine with the domain name “monspacemall.com”.

3. DISTRIBUTION OF PROFITS

Monthly accounting will be prepared, and the net profit before tax for each month shall be shared equally between the Parties, and since MSMSB is the operator, MSMSB shall be obligated to pay MSNI monthly, within 30 days from the close of the previous month, 50% the profits generated by business of monspacemall.com.

MSMSB shall furnish MSNI the monthly management accounts within 7 working days after the close of the month.

The collaboration shall be effective on 7 April 2017.

4. EXCLUSIVITY

By virtue of this Collaboration Agreement, both parties are obligated to make offers to the other related to any business.

5. TERM

This Agreement shall commence on the date first written above and remain in full force and effect for an initial period of ONE year (the “Initial Term”). At the end of the Initial Term, this Agreement will automatically renew in one year increments (each, a “Renewal Term”), unless and until this Agreement is terminated in accordance with Section 9 hereinafter.

6. TERMINATION

Either Party shall have the right to terminate this Agreement, effective as of the end of the Initial Term or any Renewal Term, by providing the other with written notice of termination at least thirty (30) days prior to the end of such Initial Term or Renewal Term. Neither Party shall have the right to terminate this Agreement at any other time, unless such termination is mutually agreed to by the Parties hereto. The Collaboration shall terminate upon termination of this Agreement.

7. FURTHER ACTIONS

The Parties shall execute any documents and take all appropriate actions as may be necessary to give effect to the Collaboration.

8. ASSIGNMENT

Neither Party shall assign or transfer any of its rights or obligations hereunder without the prior written consent of the other Party, except to a successor in ownership of all or substantially all of the assets of the assigning Party if the successor in ownership expressly assumes in writing the terms and conditions of this Agreement. Any such attempted assignment without written consent will be void. This Agreement shall inure to the benefit of and shall be binding upon the valid successors and assigns of the Parties.

9. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Kuala Lumpur, Malaysia, without regard to conflicts of law principles.

10. SEVERABILITY

The Parties recognize the uncertainty of the law with respect to certain provisions of this Agreement and expressly stipulate that this Agreement will be construed in a manner that renders its provisions valid and enforceable to the maximum extent possible under applicable law. To the extent that any provisions of this Agreement are determined by a court of competent jurisdiction to be invalid or unenforceable, such provisions will be deleted from this Agreement or modified so as to make them enforceable and the validity and enforceability of the remainder of such provisions and of this Agreement will be unaffected.

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11. NOTICES

All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement: (i) when personally delivered; (ii) upon receipt of a telephone facsimile transmission with a confirmed telephonic transmission answer back; (iii) three (3) days after having been deposited in the mail, certified or registered, return receipt requested, postage prepaid; or (iv) one (1) business day after having been dispatched by a nationally recognized overnight courier service, addressed to a Party or their permitted assigns at the address for such Party first written above.

12. HEADINGS

Paragraph headings used in this Agreement are for reference only and shall not be used or relied upon in the interpretation of this Agreement.

13. ENTIRE AGREEMENT

This Agreement contains the entire agreement and understanding between the Parties, superseding all prior contemporaneous communications, representations, agreements, and understandings, oral or written, between the Parties with respect to the subject matter hereof.  This Agreement may not be modified in any manner except by written amendment executed by each Party hereto.

In Witness Whereof, the Parties have caused this Collaboration Agreement to be duly executed and delivered as of the date first written above.

MSNI (M) SDN BHD

Dato’ Sri Lai Chai Suang, Director

MONSPACEMALL SDN BHD

Wong Tat Foong, Director

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